EXHIBIT 99.1

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Molly Plyler The Blueshirt Group 415-217-7722 molly@blueshirtgroup.com
Synaptics Reports Record Revenue in First Quarter of Fiscal 2008
Santa Clara, CA – November 1, 2007 – Synaptics (Nasdaq: SYNA), a leading developer of human interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the first quarter ended September 30, 2007. The Company’s GAAP results reflect the expensing of non-cash share-based compensation for all periods presented.
Net revenue for the first quarter of fiscal 2008 was $86.7 million, an increase of approximately 58% over the $54.8 million for the first quarter of fiscal 2007. Net income for the first quarter of fiscal 2008 was $11.3 million, or $0.41 per diluted share, compared with net income of $4.1 million, or $0.15 per diluted share, for the first quarter of fiscal 2007. Net income for the first quarter of fiscal 2008 included two non-recurring items resulting in a net charge of $1.3 million. Net income, excluding share-based compensation and non-recurring items, was $14.8 million, or $0.54 per diluted share, for the first quarter of fiscal 2008, compared with $6.4 million, or $0.23 per diluted share, for the first quarter of fiscal 2007.
“Fiscal 2008 is off to a strong start as we achieved record revenue in the first quarter and increased our net income 173% over the comparable quarter last year,” stated Francis Lee, president and chief executive officer of Synaptics. “We continue to experience robust growth across our markets and ongoing momentum in new design activities to incorporate our intuitive, easy-to-use human interface solutions into next generation portable devices. We are pleased with our position within our target markets and are excited about the emerging new market opportunities we see for the adoption of our technology. We remain poised to deliver record revenue and profits in fiscal 2008.”
Russ Knittel, the Company’s chief financial officer, added, “Based on our backlog of $56.7 million entering the December quarter and anticipated new orders during the quarter, we expect revenue for our second fiscal quarter to be in the range of $96 million to $99 million, representing a 26% to 30% increase over the comparable period last year. This outlook is predicated on continued strong seasonal trends, with increased demand from both PC and non-PC applications. We expect revenue in the March quarter to be up 29% to 38% over the comparable quarter last year, assuming anticipated end market sell through in the December quarter and consumer demand relative to seasonal trends in the first calendar quarter of 2008.”
Earnings Call Information
The Synaptics first quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, November 1, 2007, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-366-3908 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.

About Synaptics Incorporated
Synaptics is a leading developer of human interface solutions for mobile computing, communications, and entertainment devices. The Company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad(TM), Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality and industrial design. The Company is headquartered in Santa Clara, California. www.synaptics.com
NOTE: Synaptics, TouchPad, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries.
Use of Non-GAAP Financial Information
In evaluating our business, we consider and use net income per share excluding share-based compensation and non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and non-recurring items is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income. We present net income excluding share-based compensation and non-recurring items because we consider it an important supplemental measure of our performance. We believe this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges and non-recurring items. Net income excluding share-based compensation and non-recurring items has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for our GAAP net income. The principal limitations of this measure are that it does not reflect our actual expenses and may thus have the effect of inflating our net income and net income per share.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue, revenue growth rates and anticipated customer orders in the second and third quarters of fiscal 2008; its beliefs regarding the markets it serves; its position and opportunities in those markets; its assessment of market demands and trends in target markets; and its assessment of consumer demands for various applications. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2007. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

     SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	June 30,
	2007	2007
Assets
Current assets:
Cash and cash equivalents	$101,979	$45,915
Short term investments	159,192	219,102

Total cash, cash equivalents, and short-term investments	261,171	265,017
Receivables, net of allowances of $364 and $419, respectively	65,664	56,721
Inventories	19,476	12,034
Prepaid expenses and other current assets	10,064	4,245

Total current assets	356,375	338,017

Property and equipment, net	19,848	19,400
Goodwill	1,927	1,927
Other assets	7,739	13,968

Total assets	$385,889	$373,312

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,387	$21,552
Accrued compensation	4,144	5,372
Income taxes payable	—	3,400
Other accrued liabilities	6,605	6,272
Note payable	—	1,500

Total current liabilities	32,136	38,096

Convertible senior subordinated notes	125,000	125,000
Other liabilities	12,991	2,129

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 60,000,000 shares authorized; 30,653,597 and 29,666,660 shares issued, respectively	31	30
Additional paid in capital	196,913	180,746
Less: 4,088,100 and 3,588,100 treasury shares, respectively, at cost	(91,296)	(72,345)
Retained earnings	111,057	99,795
Accumulated other comprehensive loss	(943)	(139)

Total stockholders’ equity	215,762	208,087

Total liabilities and stockholders’ equity	$385,889	$373,312

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2007	2006
Net revenue	$86,692	$54,815
Cost of revenue (1)	51,228	32,420

Gross margin	35,464	22,395
Operating expenses
Research and development (1)	10,402	9,188
Selling, general, and administrative (1)	10,750	7,801

Total operating expenses	21,152	16,989

Operating income	14,312	5,406
Interest income	2,995	2,539
Interest expense	(475)	(487)
Gain on settlement of debt	2,689	—
Impairment of investment	(4,000)	—

Income before income taxes	15,521	7,458
Provision for income taxes (2)	4,259	3,331

Net income	$11,262	$4,127

Net income per share:
Basic	$0.43	$0.16

Diluted	$0.41	$0.15

Shares used in computing net income per share:
Basic	26,210	25,134

Diluted	27,691	29,253

(1) Includes share-based compensation charges of:

Cost of revenue	$239	$147
Research and development	1,171	1,035
Selling, general, and administrative	1,919	1,919

	$3,329	$3,101

(2) Includes tax benefit for share-based compensation charges of:

	$1,697	$781

Non-GAAP net income per share
Basic	$0.57	$0.26

Diluted	$0.54	$0.23

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2007	2006
Numerator:
Basic net income	$11,262	$4,127
Interest expense and amortization of debt issuance costs on convertible notes, net of tax	—	266

Diluted net income	$11,262	$4,393

Denominator:
Shares, basic	26,210	25,134
Effect of dilutive share-based awards	1,481	1,645
Effect of convertible notes	—	2,474

Shares, diluted	27,691	29,253

Net income per share:
Basic	$0.43	$0.16

Diluted	$0.41	$0.15

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$11,262	$4,127
Non-GAAP adjustments:
Gain on settlement of debt, net of tax	(2,078)	—
Impairment of investment, net of tax	4,000	—
Share-based compensation, net of tax	1,632	2,320

Non-GAAP basic net income	14,816	6,447

Interest expense and amortization of debt issuance costs on convertible notes, net of tax	—	266

Non-GAAP diluted net income	$14,816	$6,713

Non-GAAP net income per share:
Basic	$0.57	$0.26

Diluted	$0.54	$0.23